                                                                   Exhibit 10.13

                                 SEMINIS, INC.
                         SEMINIS VEGETABLE SEEDS, INC.
                                SVS HOLLAND B.V.
                      THIRD AMENDMENT TO CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois


The Banks party to the Credit Agreement
  referred to below



Ladies and Gentlemen:

        Reference is hereby made to that certain Credit Agreement dated as of June 28, 1999, as amended (the "Credit Agreement"), among the undersigned, SEMINIS, INC., a Delaware corporation ("Seminis"), SEMINIS VEGETABLE SEEDS, INC., a California corporation ("SVS") and SVS HOLLAND B.V., a private company with limited liability incorporated under the laws of The Netherlands ("SVS Holland" and, together with Seminis and SVS, individually a "Borrower" and collectively the "Borrowers"), you (the "Banks") and Harris Trust and Savings Bank, as administrative agent for the Banks (the "Administrative Agent"). All capitalized terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

        The Administrative Agent, the Banks and the Borrowers wish to amend certain provisions of the Credit Agreement, all in the manner set forth in this Amendment.

1.  AMENDMENTS.

        Upon satisfaction of all of the conditions precedent set forth in
Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

     1.1. Section 1.1(a) of the Credit Agreement shall be amended by adding the following sentence at the end of the last paragraph thereof:

               "Notwithstanding anything to the contrary contained in this Agreement, the Revolving Credit Notes or any other Loan Document,
               (i) the Revolving Credit Commitments (including without limitation the Borrowers' ability to obtain L/Cs) were terminated on February 15, 2001, and (ii) the Revolving Credit Loans shall mature, and shall be due and payable in full, on December 31, 2002."

     1.2. Section 1.1(b) of the Credit Agreement shall be amended to read as follows:

                      "(b) Intentionally omitted."

     1.3. The last paragraph of Section 1.2 of the Credit Agreement shall be amended to read as follows:

                      "The Term Loan made by each Term Credit Lender to the
               Domestic Borrowers shall be evidenced by a Term Credit Note of the Domestic Borrowers in the form (with appropriate insertions) attached hereto as Exhibit B-1 payable to the order of such Term Credit Lender in the amount of its Term Loan to the Domestic Borrowers, and each Term Loan made by each Term Credit Lender to SVS Holland shall be evidenced by a Term Credit Note of SVS Holland in the form (with appropriate insertions) attached hereto as Exhibit B-2 payable to the order of such Term Credit Lender in the amount of its Term Loan to SVS Holland (such Term Credit Notes are hereinafter referred to individually as a "Term Credit Note" and collectively as the "Term Credit Notes"). The principal amount of the Term Loans outstanding on the Third Amendment Effective Date shall mature in ten (10) installments payable on the dates specified below and with the aggregate principal amount of each such installment on all Term Loans to be in the amount specified below for each payment date:

               -----------------------------------------------------------------
                 PRINCIPAL PAYMENT DATE           AMOUNT OF PRINCIPAL PAYMENT
               -----------------------------------------------------------------
                  July 31, 2001                           $2,000,000
               -----------------------------------------------------------------

                  August 31, 2001                         $2,000,000
               -----------------------------------------------------------------

                  September 30, 2001                     $12,000,000
               -----------------------------------------------------------------

                  October 31, 2001                       $19,000,000
               -----------------------------------------------------------------

                  February 28, 2002                       $2,000,000
               -----------------------------------------------------------------

                  March 31, 2002                          $2,000,000
               -----------------------------------------------------------------

                  June 30, 2002                          $31,000,000
               -----------------------------------------------------------------

                  August 31, 2002                         $9,000,000
               -----------------------------------------------------------------

                  October 31, 2002                        $5,000,000
               -----------------------------------------------------------------

                  December 31, 2002                      $99,750,000
               -----------------------------------------------------------------

                      The amount of each installment due on the Term Loans held
               by each Bank shall be a pro rata part (based on the percentage of the aggregate principal amount of all Term Loans then outstanding which is held by each Bank) of each such aggregate amount."

     1.4. The sixth sentence of Section 1.4(a) of the Credit Agreement shall be amended by deleting the phrase "for LIBOR Portions of the Revolving Credit Loans" appearing therein.

     1.5. The last sentence of Section 1.4(a) of the Credit Agreement shall be amended to read as follows:

               "All L/C Participation Fees shall be payable monthly in arrears on the last day of each month and on the final maturity date (scheduled to be December 31, 2002) of the Revolving Credit Loans (whether by lapse of time, acceleration or otherwise), and all L/C Administrative Fees and L/C Issuance Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris."

     1.6. Section 1.4 of the Credit Agreement shall be amended by adding the following provision thereto as subsection (d) thereof:

                      "(d) Notwithstanding anything to the contrary contained in this Agreement, Harris may, in its discretion and upon Seminis' request, extend (including, without limitation, in the case of any L/C with an expiration date that is automatically extended unless Harris gives notice that the expiration date will not be extended beyond its then scheduled expiration date, by means of not giving a notice of non-renewal) the expiration date of any L/C outstanding on the Third Amendment Effective Date to a date not later than December 31, 2002, provided, that at the time of such extension (or on the latest date any such notice of non-renewal was required to be given, if applicable) the conditions precedent contained in Section 6.2 shall be satisfied."

     1.7. Section 1.8(b) of the Credit Agreement shall be amended to read as follows:

                      "(b) Intentionally omitted."

     1.8. Section 2 of the Credit Agreement shall be amended to read as follows:

                      "SECTION 2. INTEREST.

                      Section 2.1. Interest. All Loans shall bear interest
               (which the Borrowers jointly and severally promise to pay at the times herein provided), at the rate per annum determined by adding the Applicable Margin to the Base Rate as in effect from time to time. Interest on the Loans shall be payable monthly in arrears on the last day of each month in each year and at maturity (whether by lapse of time, acceleration or otherwise) of the applicable Notes and interest after maturity shall be due and payable upon demand.

                      Section 2.2. Deferred Interest and L/C Participation Fees.
               In addition to the L/C Participation Fees payable pursuant to
               Section 1.4(a) hereof and the interest accrued pursuant to
               Section 2.1, from and after May 1, 2001, through the earlier of the date on which a Payment Default occurs and March 31, 2002,
               (x) the L/C Participation Fee, and (y) interest on all Loans and Reimbursement Obligations shall accrue at an additional rate per annum equal to two and a half percent (2.5%) (the "Deferred Interest"). The Deferred Interest shall be payable immediately upon the occurrence of a Payment Default; provided, however, that (a) if no Payment Default has occurred on or before December 31, 2001, no Deferred Interest shall be payable with respect to the period from May 1, 2001, through December 31, 2001, (b) if no Payment Default occurs between January 1, 2002, and on or before March 31, 2002, no Deferred Interest will be payable with respect to the period from January 1, 2002 through March 31, 2002, and (c) no Deferred Interest shall accrue for any period during which the Applicable Margins have been previously increased by 2.5% due to the existence of an Event of Default as provided in the first proviso to the definition of the term "Applicable Margins" contained in
               Section 4.1 of this Agreement.

                      Section 2.3. Computation. All interest on the Notes and
               all fees, charges and commissions due hereunder shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed unless otherwise specifically provided in this Agreement."

     1.9. Section 3.1 of the Credit Agreement shall be amended to read as follows:

                      "Section 3.1. Fees and Other Amounts. (a) The Borrowers
               agree to pay to the Administrative Agent for the pro rata account of the Banks a restructuring fee in the amount of 2.5% of the aggregate principal amount of all Loans and Reimbursement Obligations and the maximum amount available to be drawn under all L/Cs outstanding on the Third Amendment Effective Date, which shall be fully earned on said date and shall be payable in four installments as follows: $776,169 on each of July 31, 2001, August 31, 2001, and June 30, 2002, and $5,433,183 on December 31, 2002; provided, however, that the installments due on June 30, 2002 and December 31, 2002 shall not be payable if all Loans and Reimbursement Obligations have been paid in full and no L/Cs are outstanding on such dates.

                      (b) The Additional Margin (as defined in the Modification
               Agreement) payable pursuant to Section 14 of the Modification Agreement for the period beginning December 20, 2000, and ending April 30, 2001, shall be payable in two equal installments of $1,140,777.40 payable on May 31, 2001, and June 30, 2001.

                      (c) The waiver fee payable pursuant to Section 18 of the
               Modification Agreement shall be payable in two installments of $396,281.50 each, payable on May 31, 2001, and June 30, 2001."

     1.10. Sections 3.3 and 3.4 of the Credit Agreement shall be amended to read as follows:

                      "Section 3.3. Prepayments.

                      (a) Optional Prepayments. The Borrowers shall have the
               privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $500,000 or such greater amount which is an integral multiple of $500,000) any Loan at any time upon prior telecopy or telephonic notice from Seminis to the Administrative Agent on or before 11:00 a.m. (Chicago time) on the Business Day of such prepayment. Any amount prepaid may not be reborrowed.

                      (b) Mandatory Prepayments. The first $18,000,000 of Net
               Asset Sale Proceeds received by the Borrowers after the Third Amendment Effective Date shall be used to prepay the Term Loans then outstanding ratably in accordance with the outstanding principal amounts thereof. The next $5,000,000 of Net Asset Sale Proceeds received by the Borrowers may be retained by the Borrowers and used for contingency and working capital purposes. All Net Asset Sale Proceeds in excess of $23,000,000 received by the Borrowers after the Third Amendment Effective Date shall be used to prepay the Term Loans then outstanding ratably in accordance with the outstanding principal amounts thereof until all Term Loans have been paid in full and then to prepay the Revolving Credit Loans then outstanding ratably in accordance with the outstanding principal amounts thereof. Each prepayment required by this Section shall be made no later than the Business Day following the date on which such Net Asset Sale Proceeds are immediately available to any Borrower. Net Asset Sale Proceeds received by the Borrowers from the Third Amendment Effective Date through October 31, 2001, shall be applied to the principal installments on the Term Loans payable in calendar year 2001 in direct order of their maturities, and all Net Asset Sale Proceeds received by the Borrowers after October 1, 2001, shall be applied to the principal installments on the Term Loans as follows: 50% of such Net Asset Sale Proceeds shall be applied to the principal installments of the Term Loans in the inverse order of their respective maturities and the remaining 50% of all net Asset Sale Proceeds shall be applied to the principal installments of the Term Loans in direct order of their respective maturities; provided, however, that up to 100% of Net Asset Sale Proceeds received after October 31, 2001, may be applied, at Seminis' election, to pay up to $20,000,000 of the principal installment of the Term Loans that is payable on June 30, 2002.

                      Section 3.4. Intentionally Omitted."

     1.11. The following definitions appearing in Section 4.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

               "Applicable Margin" shall mean, during each period specified below, the rate of interest per annum shown below for the range of the aggregate principal amount of the Loans and Reimbursement Obligations and the aggregate amount available to be drawn under all L/Cs outstanding during such period (collectively, the "Bank Debt") specified below:

                                                05/01/01    11/01/01     01/01/02    04/01/02     07/01/02
                              OUTSTANDING        through    through      through     through        and
                               Bank DEBT:       10/31/01    12/31/01     03/31/02    06/30/02    thereafter
                  Level I     * $275,000,000      2.50%       3.00%        3.25%       3.50%        3.75%

                  Level 2     $245,000,000        2.25%       2.25%        2.50%       2.75%        3.00%
                              to $274,999,999

                  Level 3     $220,000,000        1.75%       1.75%        2.00%       2.25%        2.50%
                              to $244,999,999

                  Level 4     ** $219,999,999     1.25%       1.25%        1.50%       1.75%        2.00%

               *    Greater than or equal to
               **   Less than or equal to

               provided, however, that if and so long as any Event of Default has occurred and is continuing, the Applicable Margins as otherwise computed hereunder shall be increased by adding 2.5% per annum thereto; and provided further, that in the case of any Event of Default resulting from non-compliance with any of Sections 7.18, 7.20, 7.22 and 7.23 such increase in the Applicable Margin shall be effective as of the date of the financial statements showing such non-compliance regardless of when such financial statements are actually delivered to the Banks.

                      The Applicable Margins will be adjusted on the first day
               of each period specified above and upon each date on which the outstanding principal amount of the Borrowers' Bank Debt is reduced (each an "Adjustment Date"). Not later than 2 Business Days after each Adjustment Date, the Administrative Agent shall determine the outstanding Bank Debt level for the applicable period and shall promptly notify the Borrowers and the Banks of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the relevant Adjustment Date with respect to all Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next redetermination in accordance with this Section. Each determination of the amount of outstanding Bank Debt and Applicable Margins by the Administrative Agent in accordance with this Section shall be conclusive and binding on the Borrowers and the Banks absent manifest error. From the Third Amendment Effective Date until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Level I.

                      "EBITDA" shall mean for any period, Net Income for such
               period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense, amortization or write-off of debt discount and debt issuance costs and other fees and charges associated with Debt (including the Loans), (b) foreign, federal, state and local income taxes for such period,
               (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period, (d) Extraordinary expenses or losses as defined by generally accepted accounting principles, consistently applied, (e) losses from sale of assets outside the ordinary course of business, (f) the legal and consulting fees for restructuring, (g) unrealized gains or losses under Interest Rate Protection Agreements, (h) expenses or charges related to closing or down-sizing facilities or corporate entities ("Down-Sizing

               Expenses"), (i) minus (in the case of gains) or plus (in the case of losses) non-cash charges relating to foreign currency gains or losses, (j) non-cash write-offs of inventory, (k) non-cash charges for impairment of long-lived assets, (l) non-cash minority interest expense, (m) minus non-cash minority interest income, and (n) plus (in the case of items deducted in arriving at Net Income) and minus (in the case of items added in arriving at Net Income) non-cash charges resulting from changes in accounting principles; and minus, to the extent included in the statement of such Net Income for such period, the sum of (a) interest income, (b) Extraordinary income or gains as defined by generally accepted accounting principles, consistently applied,
               (c) gains on sale of assets outside the ordinary course of business; provided, however that the aggregate amount paid in cash and added to Net Income pursuant to clauses (d), (f) and (h) for the period commencing January 1, 2001 through September 30, 2002, shall not exceed $11,500,000.

                      "Hungnong" shall mean Seminis Korea Inc., a corporation
               organized under the laws of Korea and formerly known as Hungnong Seed Co., Ltd.

                      "Interest Coverage Ratio" shall mean, as of any date, the
               ratio of (a) EBITDA of Seminis and its Subsidiaries for the 12 consecutive months ended on such date, to (b) the Interest Expense of Seminis and its Subsidiaries for the same period; provided, however, that (i) the Interest Coverage Ratio as of June 30, 2001 shall be the ratio of EBITDA of Seminis and its Subsidiaries for the six consecutive months ended on such date to the Interest Expense of Seminis and its Subsidiaries for the same period, and (ii) the Interest Coverage Ratio as of September 30, 2001 shall be the ratio of EBITDA of Seminis and its Subsidiaries for the nine consecutive months ended on such date to the Interest Expense of Seminis and its Subsidiaries for the same period.

                      "Interest Expense" shall mean, with reference to any
               period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, and all amortization of debt discount and expense) of Seminis and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

                      "Interest Rate Protection Agreements" shall mean any
               interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

                      "Net Income" means, with reference to any period, the net
               income (or net loss) of Seminis and its Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income.

                      "Security Documents" shall mean the Security Agreement,
               the Intellectual Property Security Agreement, the Current Asset Security Agreement, the General Security Agreement, the Peto Notarial Deed of Pledge, the SVS Notarial Deed of Pledge, any and all other security agreements, mortgages, deeds of trust, pledge agreements and other instruments and documents that grant or create a Lien in favor of the Administrative Agent for the benefit of the Banks, all stock powers delivered in connection therewith, all acknowledgements and other instruments and documents received pursuant to any of the foregoing and all financing statements filed in connection therewith.

     1.12. Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto in the appropriate alphabetical order:

                      "Cash Flow Projections" shall mean the projected cash flow from SVS for its fiscal years ending on September 30, 2001 and September 30, 2002 attached hereto as Exhibit R.

                      "General Security Agreement" shall mean the General
               Security Agreement dated as of December 29, 2000, from Seminis, SVS, and the other debtors named therein to the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time."

                      "Modification Agreement" shall mean the Modification and
               Interim Waiver Agreement dated as of December 29, 2000, among the Borrowers, the Agent and the Banks.

                      "Net Asset Sale Proceeds" shall mean the cash proceeds
               received by Seminis or its Subsidiaries in respect of any sale or other disposition of Property other than sales or dispositions permitted by Sections 7.11(a), (b), (c) (to the extent of licenses granted in the ordinary course of business as presently conducted) and (d) hereof, less (a) any transaction expenses reasonably incurred by Seminis or its Subsidiaries in respect of such sale, and (b) (i) the amount of any Debt secured by a Lien on such Property and required to be discharged from, and actually discharged from, the proceeds thereof, and (ii) any taxes actually paid or payable by Seminis or its Subsidiaries concurrently with the completion of such sale or other disposition or within 30 days thereafter (as estimated by a senior financial or accounting officer of Seminis, giving effect to the overall tax position of the Borrowers); provided, however, that Net Asset Sale Proceeds shall not include any proceeds from sales or other dispositions of (x) real estate and improvements thereon located in Saticoy, California, Filer, Idaho and Rengo, Chile, and (y) any other Property by any Foreign Subsidiary to the extent and for so long as such Foreign Subsidiary is prohibited by mandatory provisions of applicable law from remitting such proceeds to a Borrower or, if applicable law permits such a remittance with the consent of any governmental authority, such consent has been requested and has not been granted.

                      "Payment Default" shall mean an Event of Default under
               Section 8.1(a)(i) hereof.

                      "Third Amendment Effective Date" shall mean May 31, 2001."

     1.13. Section 7.4 of the Credit Agreement shall be amended to read as follows:

                      "Section 7.4. Financial Reports. Each Borrower will, and
               will cause each Material Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Banks and their duly authorized representatives such information respecting the business and financial condition of such Borrower and its Material Subsidiaries as may be reasonably requested and, without any request, Seminis will furnish each Bank:

                      (a) as soon as available, and in any event within 45 days
               after the close of each of the first three quarterly fiscal periods in each fiscal year of Seminis and within 60 days after the close of the fourth quarterly fiscal period in each fiscal year of Seminis a copy of consolidated and consolidating balance sheets, consolidated and consolidating income statements and consolidated cash flow statements for Seminis and its consolidated Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by Seminis and certified by the chief financial officer or vice president world-wide corporate controller of Seminis;

                      (b) as soon as available, and in any event within 90 days
               after the close of each fiscal year of Seminis, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets, change in stockholder equity, statements of income and statements of cash flow for Seminis and its consolidated Subsidiaries showing in comparative form the figures for the previous fiscal year of Seminis and its consolidated Subsidiaries, all in reasonable detail, prepared and certified by Price Waterhouse LLP or any of the other independent public accountants of nationally recognized standing commonly known as the "Big Five" accounting firms selected by Seminis, together with any management letters delivered by such accountants to Seminis;

                      (c) no later than 45 days after the last day of each
               fiscal quarter in each fiscal year of Seminis and within 60 days after the close of the fourth quarterly fiscal period in each fiscal year of Seminis, a Compliance Certificate in the form of Exhibit D attached hereto, prepared and signed by the chief financial officer or vice president world-wide corporate controller of Seminis;

                      (d) promptly upon their becoming available, copies of all
               registration statements and regular periodic reports, if any, which Seminis shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of Seminis' form 10-K annual report, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by Seminis with the Securities and Exchange Commission;

                      (e) promptly upon the mailing thereof to the shareholders
               of Seminis generally, copies of all financial statements, reports and proxy statements so mailed; and

                      (f) as soon as available but in any event within 30 days
               after the close of each of the first two months of each fiscal quarter of Seminis, commencing January, 2001, consolidated balance sheets and income statements and for Seminis and not less than 90% of Seminis' consolidated Subsidiaries for such month and the year to date period, all in reasonable detail, prepared by Seminis in accordance with generally accepted accounting principles, consistently applied, and certified by the chief financial officer or vice president world-wide corporate controller of Seminis;

                      (g) together with the financial statements delivered
               pursuant to Section 7.4(f), an Officer's Certificate in the form of Exhibit S attached hereto, prepared and signed by the chief financial officer or vice president world-wide corporate controller of Seminis;

                      (h) as soon as available but in any event within 30 days
               after the close of each month, commencing April, 2001, a comparison (including without limitation a detail of grower payments variance to budget) of Seminis' actual financial performance for such month and the year to date period (except that for Seminis' fiscal year ending September 30, 2001, such year to date comparison shall commence as of December 1, 2000) to the Cash Flow Projections, all in reasonable detail, prepared by Seminis and certified by the chief financial officer or vice president world-wide corporate controller of Seminis;

                      (i) as soon as available but in any event within 30 days
               after the close of each month, commencing May, 2001, a written report on the progress and status of Seminis' proposed and pending asset sales, certified by Seminis' chief financial officer or vice president world-wide corporate controller;

                      (j) promptly upon receiving or completing the same, copies of all letters of intent, written offers and purchase agreements entered into by Seminis and its Subsidiaries in connection with any asset sale outside the ordinary course of business;

                      (k) as soon as available but in any event within 30 days
               after the close of each month, commencing May, 2001, a summary of Seminis' and its Subsidiaries' accounts receivable aging and accounts payable summary by type and grower payable aging by major Subsidiary and on a global basis and an inventory report by major categories of inventory, including reserves by type, all in reasonable detail, prepared and certified by Seminis' chief financial officer or vice president world-wide corporate controller;

                      (l) no later than the 15th day of each month, lists of the accounts receivable of SVS Holland and its Subsidiaries (the "Dutch Pledgors") in the form required by the deeds of pledge executed and delivered by the Dutch Pledgors to the Administrative Agent; and

                      (m) at the Agent's request, but no more frequently than
               once a month, Seminis shall participate on conference calls with the Agent and the Banks to discuss the results of the Borrowers' and their Subsidiaries' operations and to report any material progress on the matters on which they are being assisted by an investment banking firm or other professional pursuant to
               Section 7.30 hereof."

     1.14. Section 7.6(b) of the Credit Agreement shall be amended to read as follows:

                      "(b) Intentionally omitted."

     1.15. Sections 7.8 and 7.9 of the Credit Agreement shall be amended to read as follows:

                      "Section 7.8. Borrowings and Guaranties. Each Borrower
               will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

                      (a) indebtedness of the Borrowers arising under or
               pursuant to this Agreement or the other Loan Documents;

                      (b) the liability of the Borrowers and their Subsidiaries
               arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

                      (c) indebtedness of the Borrowers and their Subsidiaries
               existing on the Third Amendment Effective Date and disclosed on
               Schedule 7.8 hereof and any refinancings thereof which do not increase the principal amount thereof;

                      (d) indebtedness of (i) any Foreign Subsidiary that is a
               member of the Restricted Group to any other Foreign Subsidiary that is a member of the Restricted Group, and (ii) Seminis and any Domestic Subsidiary that is a member of the Restricted Group to Seminis and any other Domestic Subsidiary that is a member of the Restricted Group;

                      (e) Debt arising out of any currency or commodity hedging
               transactions entered into in the ordinary course of business that is outstanding on the Third Amendment Effective Date and listed on Schedule 7.8;

                      (f) Debt in a principal amount not to exceed $15,000,000
               and on market terms and conditions approved by the Required Banks (which approval shall not be unreasonably withheld); provided that the proceeds of such Debt are used solely to repay a portion of the principal balance of the Loans;

                      (g) any other Debt of Seminis' Foreign Subsidiaries (other than SVS Holland's Debt under the Loan Documents) so long as, except in the case of Debt incurred by Hungnong, Choong Ang and their Korean Subsidiaries, all proceeds thereof in an aggregate amount which, together with the aggregate principal amount of all Debt permitted by Section 7.8(c) hereof exceeds $50,000,000, are used by such Foreign Subsidiaries to repay Debt owed by them to the Borrowers and concurrently used by the Borrowers to repay Loans outstanding under this Agreement; and

                      (h) indebtedness (other than indebtedness permitted by
               subsection (g) above) incurred to finance the purchase of machinery and equipment by Seminis and its Domestic Subsidiaries in the ordinary course of their business as presently conducted, provided, that (i) the principal amount of such indebtedness does not exceed the fair market value of the Property acquired with the proceeds thereof and (ii) the principal amount of all such indebtedness shall not exceed $10,000,000.

                      Section 7.9. Liens. Each Borrower will not, and will not
               permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by such Borrower or any Subsidiary, other than:

                      (a) liens, pledges or deposits for worker's compensation,
               unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which a Borrower or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

                      (b) the pledge of assets for the purpose of securing an
               appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of any Borrower or a Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

                      (c) liens, pledges, mortgages, security interests or other charges existing on the Third Amendment Effective Date and disclosed on Schedule 7.9 hereto;

                      (d) liens, pledges, mortgages, security interests and
               other encumbrances on Property which secure only indebtedness permitted by Section 7.8(h) incurred to finance the acquisition of such Property (but only to the extent of the fair market value of such Property);

                      (e) liens for property taxes and assessments or
               governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles consistently applied;

                      (f) liens incidental to the conduct of business or the
               ownership of properties and assets (including warehousemen's, grower's lien and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                      (g) minor survey exceptions or minor encumbrances,
               easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrowers and their Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrowers and their Subsidiaries;

                      (h) liens and security interests in favor of the
               Administrative Agent;

                      (i) liens and security interests in favor of the holders
               of liens otherwise permitted hereby in all supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Borrower or Subsidiary to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

                      (j) liens and security interests not otherwise permitted
               hereby that are granted by Foreign Subsidiaries, provided that
               (i) such liens and security interests do not attach to any Collateral, and (ii) such liens and security interests secure only Debt of the Foreign Subsidiaries granting such liens that is listed on Schedule 7.8 attached hereto and Debt of Foreign Subsidiaries permitted by Section 7.8(g); and

                      (k) any liens and security interests replacing any of the
               foregoing."

     1.16. Sections 7.10(b) and (c) of the Credit Agreement shall be amended to read as follows:

                      "(b) loans and advances from (i) any Foreign Subsidiary
               that is a member of the Restricted Group to any other Foreign Subsidiary that is a member of the Restricted Group, and (ii) Seminis and any Domestic Subsidiary that is a member of the Restricted Group to Seminis and any other Domestic Subsidiary that is a member of the Restricted Group;

                      (c) Intentionally omitted;".

     1.17. Section 7.11 of the Credit Agreement shall be amended to read as follows:

                      "Section 7.11. Sale of Property. The Borrowers will not
               and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or any part of their Property to any other Person during any fiscal year; provided, however, that each Borrower and their Subsidiaries may make:

                      (a) sales and other dispositions of Inventory in the
               ordinary course of business;

                      (b) sales or leases of machinery and equipment that is
               obsolete, unusable or not needed for such Borrower's or Subsidiary's operations in the ordinary course of its business;

                      (c) dispositions permitted by Sections 4 and 6(b) of the
               Intellectual Property Security Agreement;

                      (d) transfers from (i) any Foreign Subsidiary that is a
               member of the Restricted Group to any other Foreign Subsidiary that is a member of the Restricted Group, and (ii) Seminis and any Domestic Subsidiary that is a member of the Restricted Group to Seminis and any other Domestic Subsidiary that is a member of the Restricted Group;

                      (e) any other sales and dispositions of Property, provided that, (i) such sales and other dispositions are bona fide sales and dispositions to unaffiliated third parties negotiated at arm's length and for fair value (and, in the case of sales or other dispositions of Property having a fair market value in excess of $10,000,000, for a consideration which the relevant Borrower's or Subsidiary's Board of Directors deems fair value in the exercise of its business judgment), and (ii) the Net Asset Sale Proceeds of such sales and dispositions are applied as required by Section 3.3(b) hereof.

        The Borrowers shall cause their respective Subsidiaries to remit to such Borrower or SVS all Net Asset Sale Proceeds received by such Subsidiaries no later than the Business Day following the date on which such Net Asset Sale Proceeds are immediately available to such Subsidiary (or, in the case of the Borrowers' Korean Subsidiaries, as soon as all corporate actions necessary to authorize such remittance have been completed), except to the extent and for so long as any Foreign Subsidiaries are prohibited by mandatory provisions of applicable law from so remitting any Net Asset Sale Proceeds or, if such remittance is permitted with the consent of any governmental authority, such consent has been requested and has not been granted."

     1.18. Section 7.18 of the Credit Agreement shall be amended to read as follows:

                      "Section 7.18. Capital Expenditures. Without the Required
               Banks' prior written consent (which consent will not be unreasonably withheld), no Borrower shall expend or incur, or permit any of its Subsidiaries to expend or incur, for:

                      (a) Capital Expenditures outside of the United States of
               America ("International Capital Expenditures") in an amount in excess of the amounts contemplated in the cash flows for such Subsidiaries as shown on the Cash Flow Projections,

                      (b) Capital Expenditures within the United States of
               America other than Capital Expenditures in an amount reasonably determined by Seminis and scheduled on the Cash Flow Projections to be the minimum amount necessary for the maintenance of the Property of Seminis and its Domestic Subsidiaries in the United States of America; or

                      (c) Capital Expenditures made by Choong Ang, Hungnong and
               their Subsidiaries, unless such Capital Expenditures are funded with funds generated by Choong Ang, Hungnong and their Subsidiaries;

               provided, however, that the aggregate amount of all International Capital Expenditures and Capital Expenditures permitted by subsections (a), (b) and (c) shall not exceed $14,000,000 during the period commencing April 1, 2001, and ending September 30, 2001, and $16,000,000 during Seminis' fiscal year ending September 30, 2002."

     1.19. Sections 7.20, 7.21, 7.22 and 7.23 of the Credit Agreement shall be to read as follows:

                      "Section 7.20. Minimum Interest Coverage Ratio. Seminis
               shall maintain an Interest Coverage Ratio as of the last day of each fiscal quarter of Seminis of not less than the ratio specified for such date below:

                                              INTEREST COVERAGE RATIO SHALL NOT
                 FISCAL QUARTER ENDING                   BE LESS THAN
                     June 30, 2001                        1.75 to 1
                  September 30, 2001                      1.65 to 1
                   December 31, 2001                      1.15 to 1
                    March 31, 2002                        1.45 to 1
                     June 30, 2002                        1.55 to 1
                  September 30, 2002                      1.75 to 1

                      Section 7.21. Intentionally omitted.

                      Section 7.22. Maximum Debt Ratio. Seminis shall not
               permit, as of the last day of any fiscal quarter, its Debt Ratio to be greater than the ratio specified for such date below:

                                           DEBT RATIO SHALL NOT BE
       FISCAL QUARTER ENDING                    GREATER THAN
           June 30, 2001                         11.50 to 1
        September 30, 2001                        6.30 to 1
         December 31, 2001                        6.15 to 1
          March 31, 2002                          5.20 to 1
           June 30, 2002                          4.55 to 1
        September 30, 2002                        4.00 to 1"

                      Section 7.23. Minimum EBITDA. (a) Cumulative. Seminis
               shall maintain EBITDA for each period commencing on (i) January 1, 2001, with respect to each fiscal quarter ending in the fiscal year ending September 30, 2001, and (ii) October 1, 2001, with respect to each fiscal quarter ending in the fiscal year ending September 30, 2002, and ending on the last day of each fiscal quarter specified below in an amount not less than the amount specified below for such period:

                                                        EBITDA FOR PERIODS SHALL
       FISCAL YEAR ENDING       FISCAL QUARTER ENDING       NOT BE LESS THAN
       September 30, 2001           June 30, 2001             $43,363,000
       September 30, 2001        September 30, 2001           $60,351,000
       September 30, 2002         December 31, 2001          -$11,749,700
       September 30, 2002          March 31, 2002             $35,105,300
       September 30, 2002           June 30, 2002             $51,192,300
       September 30, 2002        September 30, 2002           $73,419,300

                      (b) Quarterly. Seminis shall maintain EBITDA for each
               fiscal quarter specified below in an amount not less than the amount specified below for such fiscal quarter:

                                       EBITDA FOR PERIODS SHALL NOT BE
       FISCAL QUARTER ENDING                      LESS THAN
           June 30, 2001                           $7,506,000
        September 30, 2001                        $10,713,000
         December 31, 2001                       -$11,749,700
          March 31, 2002                          $38,697,300
           June 30, 2002                           $7,929,300
        September 30, 2002                        $14,069,300

     1.20. Section 7.26 of the Credit Agreement shall be amended to read as follows:

                      "Section 7.26. Restricted Payments. Seminis will not:

                      (a) declare or pay any dividends or other distributions,
               either in cash or Property, on any capital stock of Seminis (except distributions payable solely in capital stock of Seminis); or

                      (b) directly or indirectly, through any Subsidiary or
               otherwise, purchase, redeem or retire any of its capital stock or make any other payment or distribution, either directly or indirectly, through any Subsidiary or otherwise, in respect of its capital stock, other than in consideration for the issuance or sale of capital stock of Seminis;

               (such purchases, redemptions or retirements of equity interests and all such dividends and other distributions and all such payments, prepayments, redemptions, acquisitions and set-offs being herein collectively "Restricted Payments"); provided, however, that so long as no Event of Default or Potential Default shall exist both before and after giving effect thereto, Seminis may make the following Restricted Payments:

                       (i) Seminis may pay dividends in an aggregate amount of
               up to $2,000,000 in each year on its Class B Preferred Stock, provided that concurrently with the payment of such dividends the Domestic Borrowers shall make principal prepayments on the Term Loans in addition to the principal payments required by Sections
               1.2 and 3.3(b) hereof and, if all Term Loans have been fully paid, the Revolving Credit Loans, in an aggregate principal amount equal to three times the amount of such dividends; and

                      (ii) Seminis may pay dividends on its Class C Preferred
               Stock so long as such dividends are paid solely in additional shares of Class C Preferred Stock."

     1.21. The Credit Agreement shall be amended by adding the following provisions thereto as Sections 7.29 and 7.30:

                      "Section 7.29. Additional Collateral Matters. (a) The
               Borrowers will, and will cause their respective Subsidiaries to, at the times specified on Schedule 7.29 (as such times may be extended by the Administrative Agent in its sole discretion) (i) provide to the Administrative Agent all information regarding the valuation of the Spanish patents and trademarks necessary to complete the Spanish security documents and all information regarding the value of the real estate collateral as the Administrative Agent requests in order to obtain title insurance on the real estate collateral and record the Georgia real estate mortgages (or equivalent), and (ii) proceed to convert its Chilean Subsidiary from a non-stock entity into a stock entity and thereafter grant to the Administrative Agent for the benefit of the Banks a security interest in 65% of such Subsidiary's issued and outstanding stock, and (iii) execute and deliver to the Administrative Agent and its counsel all documents, instruments, certificates and other items required in order to grant the Administrative

               Agent valid and perfected liens in the collateral agreed upon in Chile (other than the equity interests in its Chilean Subsidiary) and Spain.

                      (b) No later than June 30, 2001, (or such later date as
               the Administrative Agent and Seminis may agree upon with respect to Collateral located outside the United States) the Borrowers will, and will cause their Subsidiaries to, execute and deliver to the Administrative Agent such amendments and supplements to the Security Documents to which they are a party as the Administrative Agent may request in order to ensure that the Liens granted to it pursuant thereto secure the Term Loans as extended by the last paragraph of Section 1.2 and the Revolving Credit Loans as extended by the last paragraph of Section 1.1(a).

                      Section 7.30. Retention of Investment Bank. No later than
               June 15, 2001, Seminis shall retain a nationally recognized investment banking firm or other nationally recognized professionals for that purpose to assist Seminis in evaluating its capital structure and lines of business, including, without limitation, evaluating the capital structure of Seminis and its Subsidiaries, identifying alternative sources of equity capital and debt financing for Seminis and its Subsidiaries and assisting Seminis in identifying and evaluating assets to be sold by Seminis and its Subsidiaries. No later than July 31, 2001, Seminis and such investment banking firm or other professionals shall meet with the Banks and present their proposed time line for the foregoing."

     1.22. Section 8.1(a) of the Credit Agreement shall be amended to read as follows:

                      "(a)(i) Default in the payment when due of any principal
               of or interest (including without limitation Deferred Interest) on any Note or any Reimbursement Obligation, whether at the stated maturity thereof or at any other time provided in this Agreement, or of any fee (including without limitation fees payable pursuant to Sections 1.4(a), 3.1 and 3.2 hereof) or other amounts payable by any Borrower to the Administrative Agent or any Bank pursuant to this Agreement, or (ii) default in the payment when due of any other fee or other amount payable by any Borrower pursuant to this Agreement;".

     1.23. Section 8.1(b) of the Credit Agreement shall be amended to read as follows:

                      "(b) Default in the observance or performance of any
               covenant set forth in Sections 7.4, 7.6, 7.8, 7.9, 7.10, 7.11, 7.16, 7.17, 7.18, 7.20, 7.21, 7.22, 7.23, 7.24, 7.26, 7.27 or
               7.29 hereof or of any provision of any of the Security Documents requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;".

     1.24. Section 10 of the Credit Agreement shall be amended by adding the following provision thereto as Section 10.16:

                      "Section 10.16. Authorization to Release Liens. The
               Administrative Agent is hereby irrevocably authorized by each of the Banks to release (a) any liens and security interests covering any Property of the Borrowers or any of their Subsidiaries that is the subject of a sale or other disposition which is permitted by this Agreement or which has been consented to in accordance with Section 12.1, and (b) its security interest in 15% of the total issued and outstanding shares of capital stock of Choong Ang pledged to it and sold to Hungnong."

     1.25. Clause (a)(iv) of Section 12.17 of the Credit Agreement shall be amended to read as follows:

                      "(iv) the Administrative Agent must consent, which consent shall not be unreasonably withheld, to each such assignment (provided no such consent is required for any assignment to any affiliate of the assigning Bank),".

     1.26. Section 12.1 of the Credit Agreement shall be amended to read as follows:

                      "Section 12.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement and the other Loan Documents may be amended only by a written amendment executed by the Borrowers, the Required Banks and, if the rights or duties of an Agent are affected thereby, such Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrowers shall have obtained the consent in writing of the Required Banks and, if the rights or duties of an Agent are affected thereby, such Agent, provided, however, that:

                      (a) without the consent in writing of the holders of all
               outstanding Notes and unpaid Reimbursement Obligations, or all Banks if no Notes or Reimbursement Obligations are outstanding, no such amendment or waiver shall (i) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or Reimbursement Obligations or extend the term of any L/C or reduce the rate or extend the time of payment of interest on the Notes or Reimbursement Obligations, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (ii) give to any Note or Reimbursement Obligations any preference over any other Notes or Reimbursement Obligations, (iii) amend the definition of Required Banks, (iv) alter, modify or amend the provisions of this Section 12.1, (v) intentionally omitted, (vi) alter, modify or amend the provisions of Section 6.1 of this Agreement, (vii) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (viii) release any Borrower from its obligations hereunder, including without limitation release any Domestic Borrower from its obligations as a guarantor under
               Section 11 of this Agreement, (ix) except as permitted by the Loan Documents, release any of the Collateral; or (x) reduce any fee payable to the Banks pursuant to this Agreement or extend the time for payment thereof, including without limitation, all fees required by Section 3.1 hereof;

                      (b) without the consent of all of the Term Credit Lenders
               no such amendment or waiver shall alter, modify, waive or amend the provisions of Section 6.2 with respect to any requested Term Loan; and

                      (c) without the consent of all of the Revolving Credit
               Lenders no such amendment or waiver shall alter, modify, waive or amend the provisions of Section 6.2 of this Agreement with respect to any Revolving Credit Loan or L/C.

               Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon each Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived."

     1.27. Exhibit D and Schedules 7.8 and 7.9 to the Credit Agreement shall be replaced by Exhibit D and Schedules 7.8 and 7.9 attached hereto, respectively.

     1.28. The Credit Agreement shall be amended by adding thereto as Exhibits R and S and Schedule 7.29 the forms attached to this Amendment as Exhibits R and S and Schedule 7.29, respectively.

     1.29. The Borrowers acknowledge and agree that until all of the Borrowers' indebtedness, obligations and liabilities to the Administrative Agent and the Banks have been fully paid and all L/Cs have terminated or expired, the Administrative Agent may in its discretion retain Ernst & Young (or other consultants selected by the Administrative Agent) as a financial consultant to the Administrative Agent in connection with this Agreement, the transactions contemplated hereby, the Collateral and any proposed changes to the Borrowers' capital structure and asset sales to be made by the Borrowers and their Subsidiaries. The Borrowers further agree to pay to the Administrative Agent, on demand, all fees and expenses of Ernst & Young (or such other consultants, if applicable) provided that so long as no Event of Default shall have occurred and be continuing the amount payable by the Borrowers pursuant hereto shall not exceed $50,000 per calendar quarter commencing with the calendar quarter ending on September 30, 2001.

2.  CONDITIONS PRECEDENT.

     This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

     2.1. The Administrative Agent, the Banks and the Borrowers shall have executed and delivered this Amendment.

     2.2. The Borrowers shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

                      (a) copies of the Articles of Incorporation, and all
               amendments thereto, of each Domestic Borrower, certified by the Secretary of State of its state of incorporation not earlier than May 1, 2001;

                      (b) copies of the Articles of Association of SVS Holland,
               certified as true, correct and complete on the date hereof by a Managing Director of SVS Holland;

                      (c) copies of the By-Laws, and all amendments thereto, of
               each Domestic Borrower, certified as true, correct and complete on the date hereof by the Secretary or Assistant Secretary of each Domestic Borrower;

                      (d) good standing certificates for each Domestic Borrower
               issued by the Secretary of State of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation, dated no earlier than May 1, 2001;

                      (e) copies, certified as true, correct and complete by the
               Secretary or Assistant Secretary of each Domestic Borrower and a Managing Director of SVS Holland, of resolutions regarding the transactions contemplated by this Amendment, duly adopted by the Board of Directors of each Domestic Borrower and the Managing Director of SVS Holland, respectively, and satisfactory in form and substance to all of the Banks;

                      (f) an incumbency and signature certificate for each
               Borrower satisfactory in form and substance to all of the Banks;.

     2.3. Legal matters incident to the execution and delivery of this Agreement and the other Loan Documents contemplated hereby shall be satisfactory to each of the Banks and their legal counsel; and the Administrative Agent shall have received the favorable written opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Domestic Borrowers, substantially in the form of Exhibit T, and the favorable written opinion of Stibbe Simont Monahan Duhot, counsel to SVS Holland and SVS Europe, substantially in the form of Exhibit U.

     2.4. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be and remain true and correct as to each of the Borrowers, except that the representations and warranties made under Section 5.2 (except the last sentence thereof) shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement.

     2.5. No Potential Default or Event of Default shall have occurred and be continuing.

     2.6. The Borrowers shall have paid the Administrative Agent such fees and expenses, including legal fees and the fees for the Administrative Agent's industry consultants and financial consultants, for which the Administrative Agent has submitted an invoice.

     2.7. The Dutch Pledgors shall have executed and delivered to the Administrative Agent lists that are current as of May 25, 2001, of their accounts receivable in the form required by the deeds of pledge executed and delivered by the Dutch Pledgors to the Administrative Agent.

3.  REPRESENTATIONS AND WARRANTIES.

     The Borrowers represent and warrant to the Administrative Agent and the Banks as follows:

     3.1. Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as to each of the Borrowers as of the effective date hereof, except that the representations and warranties made under Section 5.2 (except the last sentence thereof) shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement.

     3.2. The Borrowers are in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

4.  MISCELLANEOUS.

     4.1. The Borrowers have heretofore executed and delivered to the Administrative Agent certain Security Documents, and the Borrowers hereby agree that the Security Documents shall secure all of the Borrowers' indebtedness, obligations and liabilities to the Administrative Agent and the Banks under the Credit Agreement as amended by this Amendment, that notwithstanding the execution and delivery of this Amendment, the Security Documents shall be and remain in full force and effect and that any rights and remedies of the Administrative Agent thereunder, obligations of the Borrowers thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     4.2. Each Borrower hereby represents, warrants, acknowledges and agrees that (i) there are no set offs, counterclaims or defenses against the Notes, the Credit Agreement (as amended or otherwise modified hereby) or any other Loan Documents (as amended or otherwise modified hereby or by the security agreement amendments) and (ii) there are no claims (absolute or contingent or matured or unmatured) or causes of action by any Borrower against any Bank or any Agent in connection with the Credit Agreement, the Notes and the other Loan Documents. Notwithstanding the immediately preceding sentence and as further consideration for the agreements and understandings contained herein, each Borrower hereby releases the Agents and the Banks, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, in connection with the Credit Agreement, the Notes and the other Loan Documents.

     4.3. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Upon acceptance hereof by the Administrative Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

     Dated as of May 31, 2001.


                                        SEMINIS, INC.



                                        By
                                           Its
                                              ----------------------------------


                                        SEMINIS VEGETABLE SEEDS, INC.



                                        By
                                           Its
                                              ----------------------------------


                                        SVS HOLLAND B.V



                                        By
                                           Its
                                              ----------------------------------

     Accepted and agreed to as of the day and year last above written.


                                        HARRIS TRUST AND SAVINGS BANK,
                                           individually and as Administrative
                                           Agent



                                        By
                                           Its Vice President


                                        CREDIT AGRICOLE INDOSUEZ


                                        By
                                           Its
                                              ----------------------------------



                                        By
                                           Its
                                              ----------------------------------


                                        BANK OF AMERICA, N.A.



                                        By
                                           Its
                                              ----------------------------------


                                        THE BANK OF NOVA SCOTIA



                                        By
                                           Its
                                              ----------------------------------


                                        COMERICA BANK



                                        By
                                           Its
                                              ----------------------------------


                                        BANK ONE, NA



                                        By
                                           Its
                                              ----------------------------------

                                        BNP PARIBAS



                                        By
                                           Its
                                              ----------------------------------



                                        By
                                           Its
                                              ----------------------------------


                                        UNION BANK OF CALIFORNIA, N.A.



                                        By
                                           Its
                                              ----------------------------------


                                        FLEET NATIONAL BANK



                                        By
                                           Its
                                              ----------------------------------


                                        FORTIS CAPITAL CORP.



                                        By
                                           Its
                                              ----------------------------------


                                        COOPERATIEVE CENTRALE
                                           RAIFFEISEN-BOERENLEENBANK B.A.,
                                           "RABOBANK NEDERLAND", New York Branch



                                        By
                                           Its
                                              ----------------------------------



                                        By
                                           Its
                                              ----------------------------------

                                        SANWA BANK CALIFORNIA



                                        By
                                           Its
                                              ----------------------------------


                                        THE FUJI BANK, LIMITED



                                        By
                                           Its
                                              ----------------------------------


                                        THE MITSUBISHI TRUST & BANKING
                                           CORPORATION



                                        By
                                           Its
                                              ----------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION



                                        By
                                           Its
                                              ----------------------------------


                                        THE DAI-ICHI KANGYO BANK, LTD.



                                        By
                                           Its
                                              ----------------------------------

                                    EXHIBIT D


                                  SEMINIS, INC.
                          SEMINIS VEGETABLE SEEDS, INC.
                                SVS HOLLAND B.V.


                             COMPLIANCE CERTIFICATE

        This Compliance Certificate is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as Administrative Agent (the "Administrative Agent") for the Banks, pursuant to that certain Credit Agreement dated as of June 28, 1999, as amended, by and among Seminis, Inc., a Delaware corporation ("Seminis"), Seminis Vegetable Seeds, Inc., a California corporation, and SVS Holland B.V., a private company with limited liability incorporated under the laws of The Netherlands (the "Borrowers") and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

                1. I am the duly elected chief financial officer or vice
               president world-wide corporate controller of Seminis;

                2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

                3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

                4. If attached financial statements are being furnished pursuant to Section 7.4(a) of the Agreement, Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

        Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______________________, 200_.

                                        SEMINIS, INC.


                                        By
                                           Its
                                              ----------------------------------

                                   SCHEDULE 1
                            TO COMPLIANCE CERTIFICATE


                                  SEMINIS, INC.
                          SEMINIS VEGETABLE SEEDS, INC.
                                SVS HOLLAND B.V.


                           COMPLIANCE CALCULATIONS FOR
             CREDIT AGREEMENT DATED AS OF JUNE 28, 1999, AS AMENDED


                  CALCULATIONS AS OF ____________________, 200_

SECTION 7.20.    MINIMUM INTEREST COVERAGE RATIO.

        (a)    EBITDA (see attached computation)........................        $
                                                                                -----------

        (b)    Interest Expense.........................................        $
                                                                                -----------

        (c)    Interest Coverage Ratio
               ((a)/(b))................................................        ________ to 1*

             *Required to be no less than _____ to 1

             Compliance.................................................    Yes_____   No_____

SECTION 7.22.    MAXIMUM DEBT RATIO.

        (a)    Debt.....................................................        $
                                                                                -----------

        (b)    EBITDA...................................................        $
                                                                                -----------

        (c)    Debt Ratio ((a)/(b)).....................................        ________ to 1*

             *Required to be no greater than _________ to 1

             Compliance.................................................    Yes_____   No_____

SECTION 7.23.    MINIMUM EBITDA.

A.      Cumulative

        (a)    Cumulative EBITDA........................................        $           *
                                                                                -----------

             *Required to be no less than $___________

             Compliance.................................................    Yes_____   No_____

B.      Quarterly

        (c)    Quarterly EBITDA.........................................        $           *
                                                                                -----------

             *Required to be no less than $___________

             Compliance.................................................    Yes_____   No_____

                                    EXHIBIT R


                              CASH FLOW PROJECTIONS

                                    EXHIBIT S


                                  SEMINIS, INC.
                          SEMINIS VEGETABLE SEEDS, INC.
                                SVS HOLLAND B.V.


                              OFFICER'S CERTIFICATE

        This Officer's Certificate is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as Administrative Agent (the "Administrative Agent") for the Banks, pursuant to that certain Credit Agreement dated as of June 28, 1999, as amended, by and among Seminis, Inc., a Delaware corporation ("Seminis"), Seminis Vegetable Seeds, Inc., a California corporation, and SVS Holland B.V., a private company with limited liability incorporated under the laws of The Netherlands (the "Borrowers") and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Officer's Certificate have the meanings ascribed thereto in the Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

                1. I am the duly elected chief financial officer or vice
               president world-wide corporate controller of Seminis;

                2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

                3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

                4. During the period covered by this Officer's Certificate,
               Seminis' Foreign Subsidiaries have not incurred Debt permitted by
               Section 7.8(g), except as set forth below:

               NAME OF FOREIGN SUBSIDIARY      PRINCIPAL AMOUNT       COLLATERAL


        Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking or proposes to take with respect to each such condition or event:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        The foregoing certifications are made and delivered this _____ day of _______________________, 200_.

                                        SEMINIS, INC.


                                        By
                                           Its
                                              ----------------------------------

                                    EXHIBIT T


                       OPINION OF MILBANK, TWEED, HADLEY &
                                   MCCLOY LLP

                                    EXHIBIT U


                     OPINION OF STIBBE SIMONT MONAHAN DUHOT

                                  SCHEDULE 7.8

                              EXISTING INDEBTEDNESS


-----------------------------------------------------------------------------
Company                   Long Term Debt          Revolving Lines of Credit
-----------------------------------------------------------------------------
SVS US                              17,014,010                             -
SVS Holland                            410,969                             -
Baxter                                 845,415                             -
Garden Holland                               -                        81,471
Incotec NL                                   -                       199,232
SVS Chile                                    -                     8,825,053  *1
SVS Argentina                                -                             -
SVS Peru                               937,610                       250,000
Hungnong Seeds                       1,304,214                    28,317,518
Choong Ang Seeds                       882,859                     2,259,376
SVS South Africa                         9,634                             -
SVS India                               20,812                       752,627
Selekta                                    903                             -
Asgrow Italia                                -                     1,261,140
RS Italia                               44,259                             -
Peto Italiana                          588,389                     5,178,602
SVS Iberica                            780,240                     4,406,245  *2
Gammavivai                                   -                       681,267
Jasco                                        -                       492,264
SVS France                             800,008                       923,100  *3
SVS Germany                            130,634                             -
SVS U.K.                                     -                       716,640
Incotec Japan                          819,421                             -
                          --------------------          --------------------
Total                               24,589,377                    54,344,535
-----------------------------------------------------------------------------


----------------

1 Chile's current line with Dresner Bank is frozen. Additional $5.0 million credit line may be available dependent on the outcome of the Syndicated bank agreement in the US.

2 Iberica potentially has $0.4 million additional credit line available upon finalization of Syndicated agreement.

3 France has approximately $4.3 million potential credit line available once the agreement with the Syndicated bank is finalized.

                                  SCHEDULE 7.9

                                 EXISTING LIENS

                                  SCHEDULE 7.29

                          ADDITIONAL COLLATERAL MATTERS

        1. The Borrowers will provide all information relating to Spanish patents and trademarks described in Section 7.29(a)(i) no later than June 30, 2001.

        2. The Borrowers shall provide all information relating to real estate values described in Section 7.29(a)(i) no later than June 15, 2001.

        3. Seminis shall convert its Chilean Subsidiary into a stock company and grant the Administrative Agent a security interest in 65% of its stock as described in Section 7.29(a)(ii) no later than August 31, 2001.

        4. The Borrowers and their Subsidiaries will execute and deliver to the Administrative Agent the Security Documents for collateral located in Chile (other than the collateral described in 3 above) no later than 10 Business Days after the Foreign Ministry of Chile legalizes the relevant powers of attorney executed by Seminis and its Subsidiaries and for the collateral located in Spain no later July 31, 2001.